EXHIBIT 10.5

AMENDMENT NO. 1

INTERNATIONAL PAPER COMPANY

2008 MANAGEMENT INCENTIVE PLAN

This Amendment to the International Paper Company Management Incentive Plan (the “MIP”) is hereby amended effective the 8th day of December 2008. The MIP shall be amended as follows:

1. By deleting Section IX in its entirety and inserting the following language in lieu thereof:

“A. Type of Payment

MIP awards are paid in cash unless deferred by the Participant. The Committee may, in its sole discretion, authorize payment of all or a portion of earned MIP awards to all or certain groups of participants under the Company’s Long-Term Incentive Compensation Plan.

B. Time of Payment

Awards may be paid in up to two equal installments, as determined by the Committee. Each such installment shall be deemed to be a separate payment for purposes of Section 409A of the Internal Revenue Code and Treas. Reg. §1.409A-2(b)(2)(iii). In the event an award is paid in one installment, it shall be made no later than March 15, 2009. In the event an award is paid in more than one installment, the first such payment shall be made no later than March 15, 2009 and the second such payment shall be made no later than December 31, 2009. In no event shall an award or any portion thereof be paid in 2008.

C. Payment to Beneficiaries

If a Participant dies prior to receipt of an approved award under the Plan, the award will be paid in a lump sum to the Participant’s estate.

D. Deferral of Payment

Any Participant who has a position level of 18 or higher who has elected to participate in the Company’s Deferred Compensation Savings Plan (“DCSP”) may elect to defer payment, not to exceed 85%, of any award under this Plan by filing an irrevocable Election to Defer Payment under the DCSP by the last business day in December of the year prior to the year in which such award would be earned. Awards or portions elected to be deferred will be credited with investment earnings or losses in accordance with provisions of, and the Participant’s elections under, the DCSP. MIP awards that are deferred will be paid in accordance with the payment terms of the DCSP.”